LETTER AGREEMENT

November 19, 2012

General Electric Capital Corporation

905 Main Avenue

Norwalk, CT 06851

Attention: Sr. Vice President and Chief Financial Officer

Re:	GE CF Trust – Providing Administration Services to GE Title Agent LLC,
as Collateral Agent

Ladies and Gentlemen:

Reference is made to the (i) Amended and Restated Service Agreement, dated as of July 31, 2008 (together with all amendments and supplements thereto, and as amended from time to time hereafter, the “MSA”), by and between GE Capital Bank (f/k/a GE Capital Financial Inc., “GECB”) and General Electric Capital Corporation (“GECC”) and (ii) the Administration Agreement, dated as of November 19, 2012 (the “Collateral Agent Administration Agreement”), by and between GE Capital Commercial Inc. (“GECCI”), a direct subsidiary of GECB, as administrator and GE Title Agent LLC, as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the MSA.

Pursuant to the MSA, GECB has delegated and may delegate to GECC, and GECC has agreed to perform, various servicing, management and administration activities (the “Services”) on behalf of GECB, its direct and indirect subsidiaries, and GE CF Trust (the “Titling Trust”), including, without limitation, Services with respect to equipment leases, and the related equipment originated by the Titling Trust.

Pursuant to the Collateral Agent Administration Agreement, GECCI has undertaken to provide certain administration services to the Collateral Agent (the “Subject Services”).

The Parties hereto wish to confirm that GECC’s obligation to perform the Services under the MSA includes GECC’s performance of the Subject Services on behalf of GECCI.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

1.         GECB hereby requests, and GECCI and GECC hereby confirm, that GECC shall perform the Subject Services on behalf of GECCI.

2.         GECC hereby represents and warrants that the representations it has made pursuant to Section 3.2 of the MSA are true and correct as of the date of this Letter Agreement.

3.         As consideration for the Subject Services, GECC shall continue to receive the fee that would be payable to GECC for the Subject Services under the MSA. Any payments made to GECC pursuant to this Section 3 shall be in compliance with Section 23B of the Federal Reserve Act of 1913, as amended.

4.         So long as it relates to the Subject Services, the indemnity provided by GECC to GECB in Section 4.2 of the MSA shall be for the benefit of, and payable to, GECCI, its directors, officers, employees and agents (collectively, “GECCI Indemnified Parties”). In addition to the immediately preceding sentence, GECC shall indemnify the GECCI Indemnified Parties and hold each of them harmless from all liabilities imposed on GECCI under Section 23 of the Collateral Agent Administration Agreement and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be imposed on, incurred by or asserted against a GECCI Indemnified Person in connection with any act of GECC or GECC’s failure to act in connection with any of the Subject Assets (the “Indemnity”).

5.         This Agreement may be amended in a writing signed by GECCI, GECC and GECB.

6.         This Letter Agreement is a supplement to the MSA. The MSA, as supplemented by this Letter Agreement, is in all respects hereby adopted, ratified and confirmed.

7.         Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES, AND WITH FEDERAL LAW WHERE APPLICABLE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

Very truly yours,

GE CAPITAL COMMERCIAL INC.

By:	/s/ Rob Millard
Name:	Rob Millard
Title:	Chief Financial Officer

GE CAPITAL BANK

By:	/s/ Rob Millard
Name:	Rob Millard
Title:	Chief Financial Officer

Acknowledged and Agreed:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Peter M. Graham
Name:	Peter M. Graham
Title:	Authorized Signatory

S-1